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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59490) pertaining to the 2000 Stock Option Plan of eXegenics Inc., formerly Cytoclonal Pharmaceutics, Inc., the Registration Statement (Form S-8 No. 333-11691) pertaining to the 1996 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-8 No. 333-86201) pertaining to the 1996 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-8 No. 333-37049) pertaining to the 1992 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-3 No. 333-66003), the Registration Statement (Form S-3 No. 333-33838) and the Registration Statement (Form SB-2 No. 333-91802) and related prospectuses of our report dated March 2, 2001, with respect to our audit of the financial statements of eXegenics Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002

Also, we consent to the reference to our firm in the experts section in the Registration Statements on Form S-3 and SB-2.


/s/ Eisner LLP (formerly Richard A. Eisner & Company, LLP)



New York, New York
March 19, 2002